UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 4, 2025
_____________________________
MediaAlpha, Inc.
(Exact Name of Registrant as Specified in Its Charter)
_____________________________

Delaware	001-39671	85-1854133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Flower Street, Suite 640 Los Angeles, California	90017
(Address of Principal Executive Offices)	(Zip Code)
(213) 316-6256
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	MAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 - Entry into a Material Definitive Agreement.
Third Amendment to Credit Agreement
On August 4, 2025, QuoteLab, LLC, a Delaware limited liability company (the “Borrower”), and QL Holdings LLC, a Delaware limited liability company (“Holdings”), each a subsidiary of the Company, entered into a Third Amendment (the “Third Amendment”) to the Credit Agreement dated as of September 23, 2020, as amended by that certain First Amendment dated as of July 29, 2021 and that certain Second Amendment dated as of June 8, 2023 (as so amended, the “Existing Credit Agreement” and, as amended by the Third Amendment, the “Amended Credit Agreement”), among the Borrower, Holdings, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
The Third Amendment amends the Existing Credit Agreement to, among other things, (a) provide for a one-year extension of the maturity date for the term loans of consenting lenders (such term loans, the “Extended Term Loans”, and such lenders, the “Extending Lenders”) under the Borrower’s existing senior secured term loan facility and (b) provide for a one-year extension of the maturity date for the commitments and related loans of the Extending Lenders (such commitments, the “Extended Revolving Commitments”) under the Borrower’s existing senior secured revolving credit facility.
As of the effective date of the Third Amendment, the Extending Lenders have agreed to extend the maturity date under the term loan facility with respect to $138.1 million in aggregate principal amount of Extended Term Loans, which Extended Term Loans will mature on July 29, 2027 (or, if such date is not a business day, the first business day following such date). The remaining $13.3 million in aggregate principal amount of term loans under the term loan facility (the “Non-Extended Term Loans” and, together with the Extended Term Loans, the “Term Loans”) will mature on July 29, 2026 (or, if such date is not a business day, the first business day following such date). The Term Loans amortize quarterly, beginning with December 31, 2021 and ending with (a) June 30, 2026, in the case of the Non-Extended Term Loans, and (b) June 30, 2027, in the case of the Extended Term Loans, by an amount equal to 1.25% of the aggregate principal amount of the Term Loans initially made on July 29, 2021.
As of the effective date of the Third Amendment, the Extending Lenders have agreed to extend the maturity date under the revolving credit facility with respect to $45.6 million in aggregate amount of Extended Revolving Commitments and related loans ($4.6 million in aggregate principal amount of which are currently drawn), which Extended Revolving Commitments and related loans will mature on July 29, 2027 (or, if such date is not a business day, the first business day following such date). The remaining $4.4 million in aggregate amount of revolving commitments under the revolving credit facility (the “Non-Extended Revolving Commitments”) and related loans ($0.4 million in aggregate principal amount of which are currently drawn) will mature on July 29, 2026 (or, if such date is not a business day, the first business day following such date).
The foregoing description of the Third Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02 – Results of Operations and Financial Condition.
On August 6, 2025, MediaAlpha, Inc. (“MediaAlpha”) issued a press release and an accompanying shareholder letter announcing its financial results as of and for the second quarter ended June 30, 2025, and its financial outlook for the third quarter of 2025. Copies of the press release and shareholder letter are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K and are incorporated by reference herein.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
MediaAlpha refers to non-GAAP financial information in the press release and shareholder letter. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in each document.

ITEM 9.01 – Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Third Amendment dated as August 4, 2025, among QuoteLab, LLC, QL Holdings LLC, the Lenders party thereto, the Issuing Bank party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
99.1	Press release dated August 6, 2025.
99.2	Shareholder Letter dated August 6, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaAlpha, Inc.

Date: August 6, 2025	By:	/s/ Jeffrey B. Coyne
		Name:	Jeffrey B. Coyne
		Title:	General Counsel & Secretary